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                                  EXHIBIT 21

                        Subsidiaries of the Registrant
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                                  Exhibit 21

                        Subsidiaries of the Registrant

Registrant
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SouthBanc Shares, Inc.

                                                       Percentage         Jurisdiction or
             Subsidiaries (a)                         of Ownership     State of Incorporation
             ----------------                         ------------     ----------------------
Perpetual Bank, A Federal Savings Bank                     100%             United States

United Service Corporation of
 Anderson, Inc.(b)                                         100%             South Carolina

United Investments Services, Inc.(c)                       100%             South Carolina

Mortgage First Service Corporation(b)                      100%             South Carolina

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(a)  The operations of the wholly owned subsidiaries of the Registrant are included in the Registrant's Consolidated Financial Statements contained in the Annual Report Attached hereto as Exhibit 13.
(b)  Wholly-owned by the Bank.
(c)  Wholly-owned by United Service Corporation of Anderson, Inc.